UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2012

__________________

Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     Series A Preferred Stock

     On October 17, 2012 (“Issuance Date”) the Company sold 2,000,000 shares of its Series A Preferred Stock to Lyr, Ltd., a Bermuda corporation (“Purchaser”) in consideration for $5,000,000 cash, pursuant to a Series A Stock Preferred Stock Purchase Agreement by and between the Company and Purchaser dated as of October 17, 2012 (“Purchase Agreement”). No underwriter was involved in the sale of the Series A Preferred Stock. The Company expects to use $2,500,000 of the proceeds to repay the revolving credit line under Comerica Bank that William T. Comfort, III guarantees (the “Loan”) and the remaining amount for general corporate purposes, including working capital and capital expenditures. The issuance was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 4(2) of the Securities Act and Regulation S. The Company relied on this exemption from registration based in part on the fact that it was a sale to only one purchaser and the representations made by the Purchaser in the Purchase Agreement.

     Each share of the Series A Preferred Stock is entitled to certain preferences as described in the Certificate of Designation for the Series A Preferred Stock filed with the Secretary of State of the State of Delaware on October 17, 2012 (“Certificate of Designation”). In the event of a Liquidation of the Company, the holders of the Series A Preferred Stock will be entitled to receive, out of the funds and assets available for distribution to stockholders, before any payment or distribution of assets to the holders of the Company’s common stock, a liquidation preference equal to the greater of (i) $2.50 per share of the Series A Preferred Stock, plus declared but unpaid dividends or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into the Company’s common stock A “Liquidation” includes (i) the involuntary liquidation, dissolution or winding up of the Company, (ii) the merger or consolidation of the Company, or (iii) a sale, lease transfer or other disposition of all or substantially all of the Company’s assets. In the event of a Liquidation.

     Each share of the Series A Preferred Stock is entitled to vote on all matters and is entitled to the number of votes equal to the number of shares of the Company’s common stock into which each share of Series A Preferred Stock is convertible. Except as required by law or as otherwise provided below, the holders of shares of Series A Preferred Stock and the Company’s common stock will vote together as a single class and not as separate classes.

     The Company may not, without first obtaining the approval of the holders of at least a majority of the Series A Preferred Stock then outstanding: (i) alter or change the rights, powers or preferences of the Series A Preferred Stock set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect, in a way that adversely affects the Series A Preferred Stock, (ii) increase or decrease the number of authorized shares of Series A Preferred Stock, (iii) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers or preferences that are senior to or on a parity with any series of Series A Preferred Stock or authorize or create (by reclassification or otherwise) any security convertible into or exercisable for any such new class or series of capital stock, or (iv) liquidate, dissolve or wind-up the business and affairs of the Company, a Liquidation, or consent, agree or commit to any of the foregoing.

     The Series A Preferred Stock may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $2.50 per share (“Conversion Price”). The Conversion Price will be adjusted for customary structural changes such as stock splits and dividends. The Series A Preferred Stock will convert automatically upon the vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock.

     Upon receiving a written redemption request, any time after the third anniversary of the Issuance Date, from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, the Company shall redeem all of the then outstanding shares of Series A Preferred Stock (“Redemption Right”). This Redemption Right shall not apply if a Liquidation has occurred or if there was a sale by the Company’s stockholders representing at least a majority, by voting power, of the Company’s securities to one or more acquirers. The redemption price per share shall be $2.50 plus all declared but unpaid dividends thereon.

     Common Stock

     On October 17, 2012, in accordance with the terms of a Conversion Agreement by and between the Company and William T. Comfort, III, dated October 17, 2012 (“Conversion Agreement”), the Company issued 96,459 shares of the Company’s common stock to Mr. Comfort at a price of $2.05 per share. The issuance was made in satisfaction of $197,741 in interest that the Company owed to Mr. Comfort under that certain Reimbursement and Security Agreement dated as of August 31, 2011 by and between the Company and Mr. Comfort as amended from time to time with respect to Mr. Comfort’s guarantee of the Loan. The shares of common stock were issued in a private placement in reliance upon Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on the fact that it was a sale to only one purchaser and the representations made by Mr. Comfort in the Conversion Agreement.

     Mr. Comfort, a member of the Company’s Board of Directors and greater than 10% stockholder of the Company, is the Chairman of the Purchaser and will have voting and dispositive power over the shares of Series A Preferred Stock held by Purchaser. Accordingly, the sale of the Series A Preferred Stock to Purchaser and the issuance of shares of common stock in satisfaction of interest owed to Mr. Comfort constitute related party transactions and were reviewed and approved by the Audit Committee of the Company’s Board of Directors. Immediately following the issuance of the common stock to Mr. Comfort and the sale of Series A Preferred Stock to Purchaser, Mr. Comfort will beneficially own approximately 65% of the Company’s common stock on an as-converted basis.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On October 17, 2012, the Company filed a Certificate of Designation for the Series A Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation authorizes the Company to issue 2,000,000 of its 4,000,000 authorized but unissued shares of preferred stock as shares of Series A Preferred Stock, and sets forth the rights, preferences, privileges and restrictions of the Series A Preferred Stock as described above in Item 3.02 “Unregistered Sale of Equity Securities.” The information set forth in Item 3.02 is incorporated herein by reference. A copy of the Certificate of Designation is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

     On October 18, 2012, the Company announced that the Company’s Board of Directors has appointed Roy Camblin, a current director, as Chairman of the Board of Directors, to replace Mr. Comfort, who resigned as Chairman. Mr. Comfort continues to serve as a member of the Board of Directors of the Company, and was appointed a member of the Compensation Committee.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description of Exhibit
4.1	Certificate of Designation, as filed with the Delaware Secretary of State on October 17, 2012.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ Deborah Eudaley
Name:	Deborah Eudaley
Title:	Chief Financial Officer

Dated: October 18, 2012